EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Xethanol Corporation

We consent to the use in this Amendment No. 3 to the Registration Statement on Form SB-2 of our report dated March 16, 2007, relating to the consolidated financial statements of Xethanol Corporation appearing in this Registration Statement, and to the reference to our Firm under the heading “Experts” in this Registration Statement.

/s/ Imowitz Koenig & Co., LLP

New York, New York
March 23, 2007